Exhibit (17)(a)
PROXY CARD
ALLIANZ AGIC TARGET FUND
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 11, 2012
The undersigned, revoking prior proxies, hereby appoints Brian S. Shlissel, Lawrence G. Altadonna and Thomas J. Fuccillo, and each of them separately, proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote all shares held in the name of the undersigned on the record date which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Allianz AGIC Target Fund (the “AGIC Target Fund”) to be held at the offices of Allianz Global Investors Distributors LLC, 1633 Broadway, New York, NY 10019, on April 11, 2012, at 10:00 a.m. Eastern Time, or at any adjournment thereof, upon the Proposal described in the Notice of Meeting and accompanying Prospectus/Proxy Statement, which have been received by the undersigned.
This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal (set forth on the reverse side of this proxy card) has been unanimously approved by the Board of Trustees and recommended for approval by shareholders.

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The undersigned acknowledges receipt with this Proxy Statement. Your signature(s) on this should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature Date

Signature (if held jointly) Date

Title if a corporation, partnership or other entity
Three simple methods to vote your proxy:

1.	Internet:
Log on to www.proxyonline.us. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number and check digit found in the box at the right at the time you execute your vote.

2.	Touchtone Phone:	Simply dial toll-free 888-227-9349 and follow the automated instructions. Please have this proxy card available at the time of the call.

3.	Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.
If you would like another copy of the proxy material, it is available at www.proxyonline.us. You will need your control number above to log in.
IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

TAG ID:	BAR CODE	CUSIP: 123456789

ALLIANZ AGIC TARGET FUND	PROXY CARD
QUESTIONS ABOUT THIS PROXY? Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-800-591-6309. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time. We have retained The Altman Group to assist our shareholders in the voting process. If we have not received your proxy card or vote as the date of the Special Meeting approaches, representatives from The Altman Group may call you to remind you to exercise your vote.
This proxy will be governed by and construed in accordance with the laws of Massachusetts and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation of any proxy previously granted specifically in connection with the voting of the shares subject hereto.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.
TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK. Example: ☒
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Trustees recommend a vote FOR the proposal.
PROPOSALS:

	FOR	AGAINST	ABSTAIN

1)
To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the AGIC Target Fund to the Allianz RCM Mid-Cap Fund in exchange for shares of the RCM Mid-Cap Fund, and the assumption by the RCM Mid-Cap Fund of all of the liabilities of the AGIC Target Fund, and the distribution of such shares to the shareholders of the AGIC Target Fund in complete liquidation of the AGIC Target Fund.
	☐	☐	☐
YOU CAN VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.
PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.
YOUR VOTE IS IMPORTANT.
WE URGE YOU TO VOTE PROMPTLY.
Please vote all your ballots if you received more than one ballot due to multiple investments in the Fund. Remember to sign and date the reverse side before mailing in your vote. This proxy card is valid only when signed and dated. Thank you for voting.

TAG ID:	BAR CODE	CUSIP: 123456789